               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                     -----------------------

                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934





                          MAY 31, 1995
                          ------------
       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                 MERCANTILE BANCORPORATION INC.
                 -------------------------------
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




MISSOURI                      1-11792                  43-0951744
- --------                      -------                  ----------
(STATE OR                     (COMMISSION FILE NO.)    (I.R.S. EMPLOYER
OTHER JURISDICTION OF                                  IDENTIFICATION NO.)
INCORPORATION)


P.O. BOX 524, ST. LOUIS, MISSOURI                      63166-0524
- ---------------------------------                      ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                         (314) 425-2525
                         --------------
      (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.   OTHER MATTERS
          -------------

EFFECTIVE JANUARY 3, 1995, MERCANTILE BANCORPORATION INC. ("CORPORATION") ACQUIRED UNSL FINANCIAL CORP. ("UNSL").
EFFECTIVE MAY 1, 1995, THE CORPORATION ACQUIRED CENTRAL MORTGAGE BANCSHARES, INC. ("CENTRAL MORTGAGE") AND TCBANKSHARES, INC. ("TCBANKSHARES"). ALL THREE TRANSACTIONS ARE ACCOUNTED FOR AS POOLINGS-OF-INTERESTS. AUDITED SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS RESTATING THE CORPORATION'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992 TO REFLECT ALL THREE TRANSACTIONS ARE INCLUDED HEREIN. UNAUDITED SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS RESTATING THE CORPORATION'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994 TO REFLECT THE CENTRAL MORTGAGE AND TCBANKSHARES TRANSACTIONS ARE ALSO INCLUDED HEREIN.

                                                                 MERCANTILE




                                MERCANTILE

                            BANCORPORATION INC.

                               SUPPLEMENTAL

                               CONSOLIDATED

                           FINANCIAL  STATEMENTS

                     DECEMBER 31, 1994, 1993 AND 1992

                       MERCANTILE BANCORPORATION INC.
               SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1994, 1993 AND 1992

   Effective January 3, 1995, Mercantile Bancorporation Inc. ("Corporation") acquired UNSL Financial Corp in a transaction accounted for as a pooling-of-interests. Effective May 1, 1995, Central Mortgage Bancshares, Inc. and TCBankshares, Inc. were acquired in transactions accounted for as poolings-of-interests. The following Supplemental Consolidated Financial Statements restate the Corporation's historical consolidated financial statements as of and for the years ended December 31, 1994, 1993 and 1992 to reflect these transactions.

                                          MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
                                           SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME

                                                                                         YEAR ENDED DECEMBER 31
                                                                              1994                1993               1992
                                                                              ----                ----               ----
                                                                                   (Thousands except per share data)
       INTEREST INCOME
        Interest and fees on loans and leases                               $757,571            $715,974          $  742,173
        Investments in debt and equity securities
         Trading                                                                 527                 678                 593
         Taxable                                                             203,902             221,933             231,129
         Tax-exempt                                                           21,659              20,807              20,464
                                                                            --------            --------          ----------
          Total                                                              226,088             243,418             252,186
        Due from banks-interest bearing                                        2,843               3,428               8,306
        Federal funds sold and repurchase agreements                           8,394               8,662               8,879
                                                                            --------            --------          ----------
          Total Interest Income                                              994,896             971,482           1,011,544

       INTEREST EXPENSE
        Interest bearing deposits                                            319,709             340,952             430,446
        Foreign deposits                                                       5,398               1,363                 870
        Short-term borrowings                                                 50,443              25,822              31,761
        Bank notes                                                               780                   -                   -
        Long-term debt                                                        23,019              22,774              22,176
                                                                            --------            --------          ----------
          Total Interest Expense                                             399,349             390,911             485,253
                                                                            --------            --------          ----------
          NET INTEREST INCOME                                                595,547             580,571             526,291
       PROVISION FOR POSSIBLE LOAN LOSSES                                     43,201              63,513              77,874
                                                                            --------            --------          ----------
          NET INTEREST INCOME AFTER PROVISION
           FOR POSSIBLE LOAN LOSSES                                          552,346             517,058             448,417

       OTHER INCOME
        Trust                                                                 60,769              61,996              58,222
        Service charges                                                       68,783              67,144              62,670
        Credit card fees                                                      24,895              24,312              21,658
        Mortgage banking                                                      10,917              13,691              10,234
        Investment banking and brokerage                                       8,301               8,486               8,918
        Securities gains                                                       2,177               5,121               5,590
        Other                                                                 33,916              38,953              34,673
                                                                            --------            --------          ----------
          Total Other Income                                                 209,758             219,703             201,965

       OTHER EXPENSE
        Salaries                                                             208,690             197,569             180,385
        Employee benefits                                                     49,856              47,900              37,364
        Net occupancy                                                         31,675              32,737              28,523
        Equipment                                                             38,109              38,174              33,947
        Other                                                                163,740             191,663             191,684
                                                                            --------            --------          ----------
          Total Other Expense                                                492,070             508,043             471,903
                                                                            --------            --------          ----------
          INCOME BEFORE INCOME TAXES                                         270,034             228,718             178,479
       INCOME TAXES                                                          101,705              85,467              61,072
                                                                            --------            --------          ----------
          NET INCOME                                                        $168,329            $143,251          $  117,407
                                                                            ========            ========          ==========
       PER SHARE DATA
        Average common shares outstanding                                 51,957,002          50,965,103          47,275,834
        Net income                                                             $3.22               $2.79               $2.42
        Dividends declared                                                      1.12                 .99                 .93



                                          MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
                                              SUPPLEMENTAL CONSOLIDATED BALANCE SHEET

                                                                                              DECEMBER 31
                                                                              1994                1993               1992
                                                                              ----                ----               ----
                                                                                              (Thousands)
       ASSETS
        Cash and due from banks                                            $   770,710        $   772,314         $   745,095
        Due from banks-interest bearing                                         29,166            164,573              92,993
        Federal funds sold and repurchase agreements                           128,264            211,762             264,747
        Investments in debt and equity securities
         Trading                                                                14,299             15,735              17,684
         Available-for-sale                                                    416,059            419,756              89,424
         Held-to-maturity (Estimated fair value of $3,301,207,
          $3,811,026 and $4,083,673, respectively)                           3,413,142          3,744,592           3,998,886
                                                                           -----------        -----------         -----------
          Total                                                              3,843,500          4,180,083           4,105,994
        Loans held-for-sale                                                     21,383            141,468              37,387
        Loans and leases, net of unearned income                             9,648,595          8,560,864           8,488,048
                                                                           -----------        -----------         -----------
          Total Loans and Leases                                             9,669,978          8,702,332           8,525,435
        Reserve for possible loan losses                                      (194,515)          (184,836)           (178,735)
                                                                           -----------        -----------         -----------
          Net Loans and Leases                                               9,475,463          8,517,496           8,346,700
        Bank premises and equipment                                            248,318            243,363             234,021
        Due from customers on acceptances                                        6,609             11,923               7,451
        Other assets                                                           304,314            321,565             392,859
                                                                           -----------        -----------         -----------
          Total Assets                                                     $14,806,344        $14,423,079         $14,189,860
                                                                           ===========        ===========         ===========
       LIABILITIES
        Deposits
         Non-interest bearing                                              $ 1,763,439        $ 1,928,441         $ 1,694,148
         Interest bearing                                                    9,206,676          9,643,983           9,915,502
         Foreign                                                               219,135             26,085              19,650
                                                                           -----------        -----------         -----------
          Total Deposits                                                    11,189,250         11,598,509          11,629,300
        Federal funds purchased and repurchase agreements                    1,495,540            660,643             789,081
        Other short-term borrowings                                            315,425            541,750             242,393
        Bank notes                                                             100,000                  -                   -
        Long-term debt                                                         298,664            287,949             309,845
        Bank acceptances outstanding                                             6,609             11,923               7,451
        Other liabilities                                                      166,520            189,636             215,984
                                                                           -----------        -----------         -----------
          Total Liabilities                                                 13,572,008         13,290,410          13,194,054

       Commitments and contingent liabilities                                        -                  -                   -


       SHAREHOLDERS' EQUITY
                                   1994        1993         1992
                                   ----        ----         ----
        Preferred stock-
         no par value
         Shares authorized        5,000        5,000       5,000
         Shares issued               15           15          15                12,153             12,153              12,153
        Common stock-
         $5.00 par value
         Shares authorized      100,000       70,000      70,000
         Shares issued           52,167       51,666      50,392               260,836            258,332             251,960
        Capital surplus                                                        166,878            161,188             138,020
        Retained earnings                                                      797,423            700,996             593,673
        Treasury stock, at cost      94            -           -                (2,954)                 -                   -
                                                                          ------------         ----------          ----------
          Total Shareholders' Equity
                                                                             1,234,336          1,132,669             995,806
                                                                           -----------        -----------         -----------
          Total Liabilities and Shareholders' Equity
                                                                           $14,806,344        $14,423,079         $14,189,860
                                                                           ===========        ===========         ===========

         The accompanying notes to supplemental consolidated financial statements are an integral part of these statements.

                                          MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
                               SUPPLEMENTAL CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                       COMMON STOCK
                                                  ---------------------                                                 TOTAL
                                                  OUTSTANDING             PREFERRED  CAPITAL    RETAINED  TREASURY  SHAREHOLDERS'
                                                     SHARES     DOLLARS     STOCK    SURPLUS    EARNINGS    STOCK      EQUITY
                                                  -----------   -------     -----    -------    --------   -------   ----------
                                                                                 ($ in Thousands)

      BALANCE AT DECEMBER 31, 1991, AS REPORTED    33,639,248   $168,196   $    -    $ 95,124   $426,942   $    -    $  690,262
      Adjustment to reflect poolings-of-interests   7,671,140     38,356    12,153    (17,233)    81,261        -       114,537
                                                   ----------   --------   -------  ---------   --------   ------    ----------
      BALANCE AT DECEMBER 31, 1991, AS RESTATED    41,310,388    206,552    12,153     77,891    508,203        -       804,799
      Net income                                                                                 117,407                117,407
      Dividends declared
       Mercantile Bancorporation Inc.-
        $.93 per share                                                                           (27,506)               (27,506)
       Pooled companies prior to acquisition                                                      (5,953)                (5,953)
      Issuance of common stock
       Acquisition of Ameribanc, Inc.               1,975,421      9,877               41,418                            51,295
       Employee incentive plans                       195,679        978                2,854                             3,832
       Warrants and convertible notes                 347,143      1,736                7,272                             9,008
      Change in valuation allowance
       for marketable equity securities                                                            1,522                  1,522
      Initial public offering of
       United Postal Bancorp, Inc.                  5,537,405     27,688                 (818)                           26,870
      Public offering of Central
       Mortgage Bancshares, Inc.                      675,246      3,376                6,725                            10,101
      Other pre-merger transactions of
       pooled companies                               350,606      1,753                2,678                             4,431
                                                   ----------   --------   -------   --------   --------   -------   ----------
      BALANCE AT DECEMBER 31, 1992                 50,391,888    251,960    12,153    138,020    593,673        -       995,806
      Net income                                                                                 143,251                143,251
      Dividends declared
       Mercantile Bancorporation Inc.-
        $.99 per share                                                                           (34,840)               (34,840)
       Pooled companies prior to acquisition                                                      (8,370)                (8,370)
      Issuance of common stock
       Acquisition of First National
        Bank of Flora                                 232,503      1,162                6,879                             8,041
       Acquisition of Mt. Vernon Bancorp, Inc.        216,936      1,085                6,056                             7,141
       Employee incentive plans                       161,912        809                1,929                             2,738
       Convertible notes                               73,360        367                1,536                             1,903
      Public offering of Central
       Mortgage Bancshares, Inc.                      549,240      2,746                7,203                             9,949
      Change in valuation allowance for
       marketable equity securities prior to
       the adoption of FAS 115                                                                     3,554                  3,554
      Net fair value adjustment for available-
       for-sale securities                                                                         3,636                  3,636
      Pre-merger transactions of pooled companies
       and other                                       40,360        203                 (435)        92                   (140)
                                                   ----------   --------   -------   --------   --------   -------   ----------
      BALANCE AT DECEMBER 31, 1993                 51,666,199    258,332    12,153    161,188    700,996        -     1,132,669
      NET INCOME                                                                                 168,329                168,329
      DIVIDENDS DECLARED
       MERCANTILE BANCORPORATION INC.-
        $1.12 PER SHARE                                                                          (48,329)               (48,329)
       POOLED COMPANIES PRIOR TO ACQUISITION                                                      (4,864)                (4,864)
      ISSUANCE OF COMMON STOCK
       EMPLOYEE INCENTIVE PLANS                       308,112      1,541                1,683                             3,224
       CONVERTIBLE NOTES                              181,092        905                3,793                             4,698
      NET FAIR VALUE ADJUSTMENT FOR AVAILABLE-
       FOR-SALE SECURITIES                                                                       (18,808)               (18,808)
      PURCHASE OF TREASURY STOCK                      (93,500)                                             (2,954)       (2,954)
      PRE-MERGER TRANSACTIONS OF POOLED COMPANIES
       AND OTHER                                       11,450         58                  214         99                    371
                                                   ----------   --------   -------   --------   --------  -------    ----------
      BALANCE AT DECEMBER 31, 1994                 52,073,353   $260,836   $12,153   $166,878   $797,423  $(2,954)   $1,234,336
                                                   ==========   ========   =======   ========   ========  =======    ==========

                                          MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
                                         SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                             YEAR ENDED DECEMBER 31
                                                                                      1994              1993           1992
                                                                                      ----              ----           ----
                                                                                                   (Thousands)
       OPERATING ACTIVITIES
        Net income                                                                $   168,329        $   143,251    $   117,407
        Adjustments to reconcile net income to net cash
         provided by operating activities
          Provision for possible loan losses                                           43,201             63,513         77,874
          Depreciation and amortization                                                31,936             30,064         27,687
          Provision for deferred income taxes (credits)                                (8,751)             6,304            902
          Net change in trading securities                                              1,436              1,949          5,953
          Net change in loans held-for-sale                                           120,085           (104,081)         6,827
          Net change in accrued interest receivable                                   (14,584)             8,952          7,834
          Net change in accrued interest payable                                        4,812             (7,014)       (20,097)
          Net change in accrued taxes payable                                         (14,513)            (9,203)        10,470
          Other, net                                                                   10,133             14,598        (17,643)
                                                                                  -----------        -----------    -----------
           Net Cash Provided by Operating Activities                                  342,084            148,333        217,214

       INVESTING ACTIVITIES
        Investments in debt and equity securities, other than trading securities
         Purchases                                                                 (1,339,490)        (1,760,526)    (2,235,784)
         Proceeds from maturities                                                   1,533,108          1,746,639      1,216,708
         Proceeds from sales of:
          Held-to-maturity securities                                                   1,985             32,749        274,677
          Available-for-sale securities                                                23,704             27,141          7,953
          Securities from acquired entities                                            79,388             14,491         58,219
        Net change in loans and leases                                             (1,381,784)          (315,644)       (69,031)
        Purchases of loans and leases                                                 (78,730)          (196,152)      (178,496)
        Proceeds from sales of loans and leases                                       302,580            538,051        266,566
        Purchases of premises and equipment                                           (41,720)           (36,975)       (35,400)
        Proceeds from sales of premises and equipment                                   5,880                707          3,896
        Proceeds from sales of foreclosed property                                     45,978             51,067         13,443
        Cash and cash equivalents from acquisitions, net of cash paid                  10,664             14,077        401,312
        Other, net                                                                     30,384             23,197         12,803
                                                                                  -----------        -----------    -----------
           Net Cash Provided (Used) by Investing Activities                          (808,053)           138,822       (263,134)

       FINANCING ACTIVITIES
        Net change in time certificates of deposit under $100,000                    (144,080)          (517,390)      (718,546)
        Net change in time certificates of deposit $100,000 and over                   11,657            (30,210)      (124,781)
        Net change in other time deposits                                             (10,745)           (88,231)        45,411
        Net change in foreign deposits                                                193,050              6,435          5,713
        Net change in other deposits                                                 (471,864)           286,261        666,762
        Sale of branch deposits, net of premium received                               (3,796)           (14,130)        (4,552)
        Net change in short-term borrowings                                           608,572            170,919         50,488
        Issuance of bank notes                                                        100,000                  -              -
        Issuance of long-term debt                                                     75,000              6,275        165,697
        Principal payments on long-term debt                                          (58,683)           (29,576)       (86,978)
        Cash dividends paid                                                           (52,650)           (43,210)       (33,257)
        Proceeds from issuance of common stock
         Public offering of Central Mortgage Bancshares, Inc.                               -              9,949         10,101
         Employee incentive plans and warrants                                          2,729              2,203          3,904
         Initial public offering of United Postal Bancorp, Inc.                             -                  -         26,870
        Purchase of treasury stock                                                     (2,954)                 -              -
        Other, net                                                                       (776)              (636)         1,816
                                                                                  -----------        -----------    -----------
           Net Cash Provided (Used) by Financing Activities                           245,460           (241,341)         8,648
                                                                                  -----------        -----------    -----------
       INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              (220,509)            45,814        (37,272)

       CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                               1,148,649          1,102,835      1,140,107
                                                                                  -----------        -----------    -----------
       CASH AND CASH EQUIVALENTS AT END OF YEAR                                   $   928,140        $ 1,148,649    $ 1,102,835
                                                                                  ===========        ===========    ===========


         The accompanying notes to supplemental consolidated financial statements are an integral part of these statements.

            MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
         NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


  NOTE A

   ACCOUNTING POLICIES

    Mercantile Bancorporation Inc. ("Corporation" or "Mercantile") and its subsidiaries follow generally accepted accounting principles and reporting practices applicable to the banking industry. The significant accounting policies are summarized below.

   Basis of Presentation:

    Consolidation: The Supplemental Consolidated Financial Statements include the accounts of Mercantile Bancorporation Inc. and its subsidiaries. Material intercompany transactions are eliminated.

    Restatements: Effective January 3, 1995, Mercantile Bancorporation Inc. acquired UNSL Financial Corp ("UNSL"), in a transaction accounted for as a pooling-of-interests. Effective May 1, 1995, Central Mortgage Bancshares, Inc. ("Central Mortgage") and
   TCBankshares, Inc. ("TCBankshares") were acquired in transactions accounted for as poolings-of-interests.

    The Supplemental Consolidated Financial Statements give retroactive effect to the transactions and, as a result, the Supplemental Consolidated Statement of Income, Balance Sheet and Statement of Cash Flows are presented as if the combining companies had been consolidated for all periods presented. (As required by generally accepted accounting principles, the Supplemental Consolidated Financial Statements will become the historical consolidated financial statements upon issuance of the financial statements for the period that includes the date of the transactions.) The Supplemental Consolidated Statement of Changes in Shareholders' Equity reflects the accounts of Mercantile Bancorporation Inc. as if the common and preferred stock issued in the UNSL, Central Mortgage and TCBankshares acquisitions had been outstanding during all periods presented. The Supplemental Consolidated Financial Statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of the Corporation included in its 1994 Annual Report on Form 10-K.

    Reclassification: Certain reclassifications have been made to the 1993 and 1992 historical financial statements to conform with the 1994 presentation.

   New Accounting Standards:

    Financial Accounting Standard ("FAS") 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," effective for fiscal years ending after December 15, 1994, has been adopted by the Corporation with the related disclosure included in Note N to the Supplemental Consolidated Financial Statements.

    FAS 114, "Accounting by Creditors for Impairment of a Loan," as amended by FAS 118, effective for fiscal years beginning after December 15, 1994, requires impaired loans to be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. The adoption of FAS 114 is not expected to have a material impact on the Corporation's financial condition or results of operations.

    FAS 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," effective for fiscal years beginning after December 15, 1995, and FAS 122, "Accounting for Mortgage Servicing Rights," effective for fiscal years beginning after December 15, 1995, have not been adopted by the Corporation. The effects of the adoptions of FAS 121 and FAS 122 are currently being evaluated by the Corporation; however, they are not expected to have a material impact on the Corporation's financial condition or results of operations.

   Earnings per Common Share:

    Earnings per common share data is calculated by dividing net income, after deducting dividends on preferred stock, by the weighted average number of common shares outstanding during the period.

    Earnings of United Postal Bancorp, Inc. ("United Postal") are excluded from the earnings per share calculation from January 1, 1992 through March 20, 1992, which is the date United Postal made its initial public offering of common stock. Also on March 20, 1992, United Postal Savings Association ("UPSA"), a wholly-owned subsidiary of United Postal, converted from a Missouri state-chartered mutual savings association to a Missouri state-chartered stock association.

   Investments in Debt and Equity Securities:

    Trading securities, which include any security held primarily for near-term sale, are valued at fair value. Gains and losses on trading securities, both realized and unrealized, are recorded in investment banking income.

    Available-for-sale securities, which include any security for which the Corporation has no immediate plan to sell but which may be sold in the future under different circumstances, are valued at fair value. Realized gains and losses, based on the amortized cost of the specific security, are included in other income as securities gains. Unrealized gains and losses are recorded, net of related income tax effects, in retained earnings.

    Held-to-maturity securities, which include any security for which the Corporation has the positive intent and ability to hold until maturity, are valued at historical cost adjusted for amortization of premiums and accretion of discounts computed by the level-yield method. Prior to December 31, 1993, realized gains and losses, based on the amortized cost of the specific security, were included in other income as securities gains.

    Prior to December 31, 1993, marketable equity securities were stated at the lower of cost or fair value. Changes in the valuation of marketable equity securities which were considered to be temporary were recorded as adjustments to retained earnings. Since December 31, 1993, these securities have been classified as available-for-sale and accounted for as stated above.

   Loans Held-for-Sale:

    In its lending activities, the Corporation originates residential and student loans with the intent to be sold in the secondary market. Loans held-for-sale are carried at the lower of cost or fair value which is determined on an aggregate basis. Gains or losses on the sale of loans held-for-sale are determined on a specific identification method.

   Loans and Leases:

    Interest income on loans not discounted is generally accrued on a simple interest basis. Interest income on discounted loans is computed on the sum-of-the-months'-digits method, which approximates the interest method.

    Loan fees and direct costs of loan originations are deferred and amortized over the life of the loans under methods approximating the interest method.

    The finance method is used to account for direct and leveraged equipment lease contracts. Income is recorded over the lease periods in proportion to the unrecovered investment in the leases after consideration of investment tax credits and other related income tax effects.

    When, in management's opinion, the collection of interest on a loan is unlikely, or when either principal or interest is past due over 90 days, that loan is generally placed on non-accrual status. When a loan is placed on non-accrual status, accrued interest for the current year is reversed and charged against current earnings, and accrued interest from prior years is charged against the reserve for possible loan losses. Interest payments received on non-accrual loans are applied to principal if there is doubt as to the collectibility of such principal; otherwise, these receipts are recorded as interest income. A loan remains on non-accrual status until the loan is current as to payment of both principal and interest, and/or the borrower demonstrates the ability to pay and remain current.

   Reserve for Possible Loan Losses:

    The reserve for possible loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The reserve is maintained at a level considered adequate to provide for potential loan losses based on management's evaluation of current economic conditions, changes in the character and size of the portfolio, past experience, expected future losses and other pertinent factors.

   Foreclosed Assets:

    Foreclosed assets include real estate and other assets acquired through foreclosure or other proceedings, and in-substance foreclosures. In-substance foreclosures represent loans accounted for as foreclosed assets due to the borrower having limited equity in the underlying collateral, anticipated repayment only through the operation or sale of the collateral, or the borrower either formally or effectively abandoning control of the collateral. With the adoption of FAS 114 in 1995, the in-substance foreclosure classification will no longer be utilized. Foreclosed assets are included in other assets in the Supplemental Consolidated Balance Sheet.

    Foreclosed assets are valued at the lower of cost or fair value less estimated costs to sell. Losses arising at the time of transfer from loans are charged to the reserve for possible loan losses. Subsequent reductions in valuation based upon periodic appraisals are charged against current earnings.

   Bank Premises and Equipment:

    Bank premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed principally by the straight-line method and are based on estimated useful lives of the assets. The carrying values of assets sold or retired and the related accumulated depreciation are eliminated from the accounts, and the resulting gains or losses are reflected in income.

    Expenditures for maintenance and repairs are charged to expense, while expenditures for major renewals are capitalized.

   Intangible Assets:

    Intangible assets, consisting primarily of goodwill and core deposit premium, are included in other assets in the Supplemental Consolidated Balance Sheet.

    Goodwill, the excess of cost over the net assets acquired in business combinations accounted for as purchases, is amortized using the straight-line method over the estimated period to be benefited, most recently 15 years, but not exceeding 40 years.

    Core deposit premium represents the premiums paid, net of any rebate on assets acquired, plus the insurance funds' entrance and exit fees, for deposits acquired from failed thrift institutions in Resolution Trust Corporation-assisted transactions. This intangible asset is amortized, on an accelerated basis, over the estimated life of the core deposit base acquired, but not exceeding 10 years.

   Income Taxes:

    Deferred income taxes, computed using the asset and liability method, are provided on temporary differences between the financial reporting basis and the tax basis of the assets and liabilities of the Corporation.

   Treasury Stock:

    The purchase of the Corporation's common stock is recorded at cost. Upon subsequent reissue, the treasury stock account will be reduced by the average cost basis of such stock.

   Cash Equivalents:

    Cash and due from banks, federal funds sold and repurchase agreements are considered cash equivalents for purposes of the Supplemental Consolidated Statement of Cash Flows.

   Financial Instruments:

    Financial instruments include cash, evidence of an ownership interest in an entity or a contract that both (a) imposes on the Corporation a contractual obligation, (1) to deliver a financial instrument to another party or (2), to exchange other financial instruments on potentially unfavorable terms with another party; and
   (b) conveys to another party a contractual right, (1) to receive a financial instrument from the Corporation or (2), to exchange other financial instruments on potentially favorable terms with the Corporation.

  NOTE B

   SUBSIDIARIES

   Acquisitions:

    As described in Note A, effective May 1, 1995, the Corporation acquired Central Mortgage, a three-bank holding company with assets totaling $659 million, headquartered in Kansas City, Missouri. Also effective May 1, 1995, Mercantile acquired North Little Rock, Arkansas-based TCBankshares, a six-bank holding company with assets totaling $1.4 billion. Effective January 3, 1995, the Corporation acquired UNSL, holding company for Lebanon, Missouri-based United Savings Bank, with assets totaling $508 million. A total of 2,537,723, 4,749,999 and 1,578,107 shares of Mercantile common stock were issued in the Central Mortgage, TCBankshares and UNSL transactions, respectively, which were accounted for as poolings-of-interests.

    Net income and net income per share for the Corporation and the pooled companies prior to restatement were as follows:


                                                                                      YEAR ENDED DECEMBER 31
                                                                         1994                 1993                  1992
                                                                                      ($ in Thousands except
                                                                                         per share data)
           Corporation
            Net income                                                 $161,029             $118,864              $95,040
            Net income per share                                           3.74                 2.80                 2.36
           Central Mortgage
            Net income                                                   $2,851               $5,130               $3,741
            Net income per share                                            .69                 1.54                 1.79
           TCBankshares
            Net income                                                $   8,729            $  15,189            $  13,398
            Net income per share                                       3,616.30             6,646.69             5,806.53
           UNSL
            Net income (loss)                                           $(4,280)              $4,068               $5,228
            Net income (loss) per share                                   (2.71)                2.72                 3.42

    During the fourth quarter of 1994, certain adjustments were recorded by UNSL, Central Mortgage and TCBankshares to conform their accounting and credit policies regarding loan, other real estate and other asset valuations to those of the Corporation. These adjustments consisted of an increase in the provision of $7,775,000, an increase in other expense of $12,664,000 and a related tax benefit of $3,739,000, for a total of $16,700,000 on an after-tax basis.

    Effective January 3, 1995, Mercantile completed a merger with Wedge Bank ("Wedge"), an Alton, Illinois-based bank with assets totaling $196 million. A total of 969,954 shares of Mercantile common stock was issued in the Wedge transaction. The Wedge transaction meets the requirements for treatment as a pooling-of-interests; however, due to the immateriality of Wedge's financial condition and results of operations to that of Mercantile's, the historical financial statements of the Corporation will not be restated for the Wedge pooling-of-interests transaction.

    Effective February 1, 1994, the Corporation acquired United Postal, holding company for St. Louis, Missouri-based UPSA, with assets totaling $1.3 billion. Effective January 3, 1994, Mercantile completed a merger with Metro Bancorporation, a Waterloo, Iowa-based holding company for The Waterloo Savings Bank, with assets totaling $370 million. A total of 5,631,953 and 1,638,278 shares of Mercantile common stock were issued in the United Postal and Metro Bancorporation transactions, respectively, which were accounted for as poolings-of-interests.

    Net income and net income per share for the Corporation and the pooled companies prior to restatement were as follows:

                                                                                         YEAR ENDED DECEMBER 31
                                                                                    1993                        1992
                                                                                         ($ in Thousands except
                                                                                             per share data)
           Corporation
            Net income                                                            $116,972                     $85,295
            Net income per share                                                      3.32                        2.53

           United Postal
            Net income (loss)                                                        $ (58)                     $7,259
            Net income (loss) per share                                               (.01)                       1.21

           Metro Bancorporation
            Net income                                                              $1,950                      $2,486
            Net income per share                                                      3.76                        4.81


    During the fourth quarter of 1993, certain adjustments were recorded by United Postal and Metro Bancorporation to conform their accounting and credit policies regarding loan, other real estate and other asset valuations to those of the Corporation. These adjustments consisted of an increase in the provision of $8,700,000, an increase in other expense of $12,728,000 and a related tax benefit of $4,928,000, for a total of $16,500,000 on an after-tax basis.

    On September 1, 1993, Mercantile completed a merger with Mt. Vernon Bancorp, Inc., a $113,128,000-asset holding company for First Bank and Trust Co. in Mt. Vernon, Illinois. The total cost of the acquisition was $1,805,000 in cash and 216,936 shares of Mercantile common stock. The excess of the purchase price over the fair value of net assets acquired was $4,700,000. On April 1, 1993, Mercantile completed the merger with the $70,725,000-asset First National Bank of Flora in Clay County, Illinois. The total cost of the acquisition was $3,004,000 in cash and 232,503 shares of Mercantile common stock. The excess of the purchase price over the fair value of net assets acquired was $2,549,000. Both transactions were accounted for as purchases and, accordingly, the results of operations, which were not material, were included in the Supplemental Consolidated Financial Statements from the respective acquisition dates.

    On January 4, 1993, the Corporation acquired MidAmerican Corporation and Johnson County Bankshares, Inc., two northeast Kansas-based holding companies with assets totaling $1.1 billion. A total of 4,736,424 shares of Mercantile common stock was issued in the transaction, which was accounted for as a pooling-of-interests.

    Net income and net income per share for the Corporation, MidAmerican Corporation and Johnson County Bankshares, Inc. prior to restatement were as follows:

                                                                                         YEAR ENDED DECEMBER 31
                                                                                                  1992
                                                                                         ($ in Thousands except
                                                                                             per share data)
           Corporation
            Net income                                                                          $85,003
            Net income per share                                                                   2.91

           MidAmerican Corporation
            Net income                                                                           $1,007
            Net income per share                                                                    .30

           Johnson County Bankshares, Inc.
            Net loss                                                                            $  (715)
            Net loss per share                                                                   (36.70)


    During the fourth quarter of 1992, certain adjustments were recorded by MidAmerican Corporation and Johnson County Bankshares, Inc. to conform their accounting and credit policies regarding loan, other real estate and other asset valuations to those of the Corporation. These adjustments consisted of an increase in the provision of $5,800,000, an increase in other expense of $5,600,000 and a related tax benefit of $3,400,000, for a total of $8,000,000 on an after-tax basis.


    MidAmerican Corporation acquired Jayhawk Bancshares, Inc., a $52,000,000-asset, one-bank holding company in Lawrence, Kansas, in July 1992. This acquisition was accounted for as a purchase and, accordingly, the results of operations, which were not material, were included in the Supplemental Consolidated Financial Statements from the acquisition date. The total cost of the acquisition was $10,872,000 in cash and $2,200,000 in notes. Upon maturity of the final $1,900,000 in notes in August 1994, $1,391,000 was offset against the fair value of net assets acquired, based upon the outcome of certain losses in the loan portfolio of the acquired bank subsidiary. The excess of the purchase price over the fair value of net assets acquired was $7,956,000.

    On April 30, 1992, the Corporation acquired Ameribanc, Inc., a $1.2 billion-asset, 11-bank holding company headquartered in St. Joseph, Missouri. This acquisition was accounted for as a purchase and, accordingly, the results of operations were included in the Supplemental Consolidated Financial Statements from the acquisition date. The total cost of the acquisition was $8,851,000 in cash and 1,975,421 shares of Mercantile common stock.

    The following unaudited pro forma combined consolidated financial information gives effect to the April 30, 1992 acquisition of Ameribanc, Inc. as if it had been consummated on January 1, 1992.

                                                                                         YEAR ENDED DECEMBER 31
                                                                                                  1992
                                                                                         ($ in Thousands except
                                                                                             per share data)
           Net interest income                                                                  $468,362
           Other income                                                                          188,053
           Net income                                                                             95,115
           Net income per share                                                                     2.32


    For all acquisitions accounted for as purchases, the unamortized excess of cost over the fair value of assets acquired was $58,663,000, $66,708,000 and $60,210,000 at December 31, 1994, 1993
   and 1992, respectively.

   RTC Transactions:

    During 1992, certain subsidiaries of the Corporation acquired from the Resolution Trust Corporation the deposits and certain assets of failed thrift institutions. Transactions included: Mercantile Bank of Joplin and Mercantile Bank of Kansas City acquired $222,304,000 in deposits of two branches of the former Home Federal Savings Association in Joplin and Kansas City, Missouri in March 1992; Mercantile Bank of West Central Missouri acquired $163,055,000 in deposits and $156,818,000 in assets of First State Savings Association of Sedalia in April 1992; and UPSA acquired $79,000,000 in deposits and $80,000,000 in assets of First Federal Savings and Loan Association in Manchester, Missouri in December 1992. Unamortized core deposit premium was $11,063,000, $14,738,000 and $14,464,000 at December 31, 1994, 1993 and 1992, respectively.

    The effect of the Mt. Vernon, Flora, Jayhawk and Resolution Trust Corporation acquisitions on the Corporation's operating results from January 1, 1992 through the respective acquisition dates and for the years ended December 31, 1994, 1993 and 1992, was not material.

   Subsidiary Mergers:

    During 1994, the Corporation effected several reorganization transactions among certain subsidiaries. On December 9, 1994, Mercantile Bank of Table Rock Lake was merged with Mercantile Bank of Springfield. On August 16, 1994, certain assets and liabilities of UPSA, primarily those associated with its Arnold and Crystal City, Missouri branches, were sold to Mercantile Bank of Jefferson County. On the same date, UPSA was merged with Mercantile Bank of St. Louis N.A. On July 21, 1994, certain assets and liabilities of the Troy, Missouri agency office of UPSA were sold to Mercantile Bank of Pike County.

   Pending Acquisitions:

    The Corporation entered into an agreement dated December 23, 1994 to acquire the capital stock of Plains Spirit Financial Corporation, holding company for the $439 million-asset First Federal Savings Bank of Iowa headquartered in Davenport, Iowa. The acquisition, to be accounted for as a purchase transaction, is expected to be consummated in the third quarter of 1995.

    The Corporation entered into an agreement dated January 27, 1995 to acquire the capital stock of the $181 million-asset Southwest Bancshares, Inc. ("Southwest"), the holding company for Southwest Bank, which is based in Bolivar, Missouri. On February 17, 1995, Mercantile announced an agreement to merge with AmeriFirst Bancorporation ("AmeriFirst"), holding company for Sikeston, Missouri-based AmeriFirst Bank, which had assets of $157 million. The Southwest and AmeriFirst transactions meet the requirements for treatment as poolings-of-interests; however, due to the immateriality of Southwest's and AmeriFirst's financial condition and results of operations to that of Mercantile's, the historical financial statements of the Corporation will not be restated for the Southwest and AmeriFirst pooling-of-interests transactions. These two acquisitions are expected to be completed in the third quarter of 1995.

  NOTE C

   CASH FLOWS

    The Corporation paid interest on deposits, short-term borrowings, bank notes and long-term debt of $397,336,000, $397,369,000 and $498,863,000 in 1994, 1993 and 1992, respectively. The Corporation paid Federal income taxes of $103,928,000, $70,449,000 and $53,271,000 in 1994, 1993 and 1992, respectively.

    The following details cash and cash equivalents from acquisitions accounted for as purchases, net of cash paid:

                                                                                     YEAR ENDED DECEMBER 31
                                                                         1994                 1993                 1992
                                                                                           (Thousands)
           Fair value of assets purchased                             $ (6,089)            $(373,379)           $(1,679,456)
           Liabilities assumed                                          16,753               334,038              1,603,529
           Issuance of common stock                                         -                 15,182                 51,295
                                                                        ------             ---------            -----------

           Net cash received (paid) for acquisitions                    10,664               (24,159)               (24,632)
           Cash and cash equivalents acquired                               -                 38,236                425,944
                                                                        ------             ---------            -----------

            CASH AND CASH EQUIVALENTS FROM ACQUISITIONS, NET OF
             CASH PAID                                                 $10,664             $  14,077            $   401,312
                                                                       =======             =========            ===========

  NOTE D

   CASH AND DUE FROM BANKS RESTRICTIONS

    The Corporation's subsidiary banks are required to maintain average reserve balances which place withdrawal and/or usage restrictions on cash and due from banks balances. The average amount of these restricted balances for the year ended December 31, 1994 was $197,165,000.

  NOTE E

   INVESTMENTS IN DEBT AND EQUITY SECURITIES

   Available-for-Sale:

    The amortized cost, estimated fair values, and unrealized gains and losses of available-for-sale securities were as follows:


                                                                            AMORTIZED     UNREALIZED   UNREALIZED     ESTIMATED
                                                                               COST         GAINS        LOSSES      FAIR VALUE
                                                                                                (Thousands)
     DECEMBER 31, 1994
     U.S. government                                                         $359,552       $  258       $11,092      $348,718
     State and political subdivisions-tax-exempt                               12,582          156            24        12,714
     Other                                                                     55,302        1,468         2,143        54,627
                                                                             --------       ------        ------      --------
       Total                                                                 $427,436       $1,882       $13,259      $416,059
                                                                             ========       ======       =======      ========
     DECEMBER 31, 1993
     U.S. government                                                         $359,362       $2,289        $  604      $361,047
     State and political subdivisions-tax-exempt                               14,259          925            11        15,173
     Other                                                                     40,540        4,240         1,244        43,536
                                                                             --------       ------        ------      --------
       Total                                                                 $414,161       $7,454        $1,859      $419,756
                                                                             ========       ======        ======      ========
     DECEMBER 31, 1992
     U.S. government                                                          $89,424       $2,672           $ -       $92,096
                                                                              =======       ======           ===       =======


   Held-to-Maturity:

    The amortized cost, estimated fair values, and unrealized gains and losses of held-to-maturity securities were as follows:

                                                                            AMORTIZED     UNREALIZED   UNREALIZED     ESTIMATED
                                                                               COST         GAINS        LOSSES      FAIR VALUE
                                                                                                (Thousands)
     DECEMBER 31, 1994
     U.S. government                                                        $2,849,318     $ 7,877      $104,366     $2,752,829
     State and political subdivisions
      Tax-exempt                                                               372,641       3,853         9,764        366,730
      Taxable                                                                  157,992          49         9,067        148,974
                                                                            ----------     -------      --------     ----------
       Total State and Political Subdivisions                                  530,633       3,902        18,831        515,704
     Other                                                                      33,191           -           517         32,674
                                                                            ----------      ------      --------     ----------
       Total                                                                $3,413,142     $11,779      $123,714     $3,301,207
                                                                            ==========     =======      ========     ==========
     DECEMBER 31, 1993
     U.S. government                                                        $3,121,831     $54,852        $6,038     $3,170,645
     State and political subdivisions
      Tax-exempt                                                               378,531      17,109           638        395,002
      Taxable                                                                  101,852         338           671        101,519
                                                                            ----------     -------        ------     ----------
       Total State and Political Subdivisions                                  480,383      17,447         1,309        496,521
     Other                                                                     142,378       1,809           327        143,860
                                                                            ----------     -------        ------     ----------
       Total                                                                $3,744,592     $74,108        $7,674     $3,811,026
                                                                            ==========     =======        ======     ==========
     DECEMBER 31, 1992
     U.S. government                                                        $3,259,804     $77,090        $8,602     $3,328,292
     State and political subdivisions
      Tax-exempt                                                               320,253      12,422         1,232        331,443
      Taxable                                                                   12,195         317           131         12,381
                                                                            ----------     -------        ------     ----------
       Total State and Political Subdivisions                                  332,448      12,739         1,363        343,824
     Other                                                                     406,634       5,782           859        411,557
                                                                            ----------     -------        ------     ----------
       Total                                                                $3,998,886     $95,611       $10,824     $4,083,673
                                                                            ==========     =======       =======     ==========

    On October 1, 1994, the Corporation transferred securities from the available-for-sale classification to the held-to-maturity classification. The securities transferred had an amortized cost basis of $238,018,000 and an estimated fair value of $225,792,000 on the transfer date. The unrealized loss on the date of the transfer remained in shareholders' equity and will be accreted over the remaining life of the transferred securities. The amortized cost basis of the Company's held-to-maturity securities is reduced by a valuation allowance of $11,444,000 relating to the unaccreted holding losses as of December 31, 1994.

    Securities with a carrying value of $2,324,721,000 at December 31, 1994, $2,331,278,000 at December 31, 1993 and $2,403,907,000 at
   December 31, 1992 were pledged to secure public and trust deposits, securities sold under agreements to repurchase, and for other purposes required by law.

    Included in other held-to-maturity securities at December 31, 1992 were marketable equity securities with a cost of $16,675,000 and a carrying value of $13,121,000. At December 31, 1993 and 1994, these same securities were classified as available-for-sale upon the adoption of FAS 115, "Accounting for Certain Investments in Debt and Equity Securities." Additional securities with carrying values of $752,000 became marketable equity securities during 1993, and at December 31, 1993 and 1994, these securities were classified as available-for-sale.

    The following table presents proceeds from sales of securities and the components of net securities gains. There were no securities classified as held-to-maturity during 1994 that were transferred to available-for-sale securities or sold. Held-to-maturity securities gains and losses in 1994 resulted from portfolio restructurings in connection with subsidiary bank acquisitions or calls by the security issuer prior to maturity.

                                                                                      YEAR ENDED DECEMBER 31
                                                                         1994                 1993                  1992
                                                                                           (Thousands)
           Proceeds from sales of:
            Held-to-maturity securities                                $  1,985             $32,749               $274,677
            Available-for-sale securities                                23,704              27,141                  7,953
            Securities from acquired entities                            79,388              14,491                 58,219

           Securities gains on:
            Held-to-maturity securities                                  $  471             $ 2,396                 $7,367
            Available-for-sale securities                                 5,141               5,230                  1,001
                                                                         ------             -------                 ------
             Total Securities Gains                                       5,612               7,626                  8,368

           Securities losses on:
            Held-to-maturity securities                                     262                 867                  1,907
            Available-for-sale securities                                 3,173               1,638                    871
                                                                         ------             -------                 ------
             Total Securities Losses                                      3,435               2,505                  2,778
                                                                         ------             -------                 ------

              Before Income Taxes                                         2,177               5,121                  5,590
           Applicable income taxes                                         (762)             (1,792)                (1,901)
                                                                        -------             -------                -------
             Net Securities Gains                                        $1,415             $ 3,329                 $3,689
                                                                         ======             =======                 ======

  NOTE F

   LOANS AND LEASES

    Loans and leases consisted of the following:

                                                                                           DECEMBER 31
                                                                         1994                 1993                  1992
                                                                                           (Thousands)
           Commercial                                                 $2,353,493           $2,157,554            $2,216,938
           Real estate-commercial                                      1,580,380            1,451,781             1,500,786
           Real estate-construction                                      300,081              282,370               264,971
           Real estate-residential                                     3,108,748            2,896,855             2,853,269
           Consumer                                                    1,481,823            1,150,067             1,077,368
           Credit card                                                   845,028              763,243               610,429
           Foreign                                                           425                  462                 1,674
                                                                      ----------           ----------            ----------
            Loans and Leases                                          $9,669,978           $8,702,332            $8,525,435
                                                                      ==========           ==========            ==========

    Changes in the reserve for possible loan losses were as follows:

                                                                                      YEAR ENDED DECEMBER 31
                                                                         1994                 1993                  1992
                                                                                           (Thousands)
           Beginning Balance                                           $184,836             $178,735              $157,842
           Provision                                                     43,201               63,513                77,874

           Charge-offs                                                  (66,601)             (87,326)              (91,156)
           Recoveries                                                    32,632               24,443                16,187
                                                                       --------             --------              --------
            Net Charge-offs                                             (33,969)             (62,883)              (74,969)

           Acquired Reserves                                                447                5,471                17,988
                                                                       --------             --------              --------
           Ending Balance                                              $194,515             $184,836              $178,735
                                                                       ========             ========              ========

    Non-performing loans consisted of the following:

                                                                                           DECEMBER 31
                                                                         1994                 1993                  1992
                                                                                           (Thousands)
           Non-accrual                                                 $27,687              $53,375               $ 99,462
           Renegotiated                                                  5,872               13,058                 21,634
                                                                       -------              -------               --------
            Non-performing Loans                                       $33,559              $66,433               $121,096
                                                                       =======              =======               ========

    Certain directors and executive officers of the Corporation and Mercantile Bank of St. Louis N.A. were loan customers of the Corporation's banks during 1994, 1993 and 1992. Such loans were made in the ordinary course of business at normal terms, including interest rate and collateralization, and did not represent more than a normal risk. Loans to those persons, their immediate families and companies in which they were principal owners were $6,067,000, $7,122,000 and $39,133,000 at December 31, 1994, 1993 and 1992,
   respectively. During 1994, $25,225,000 of new loans were made to these persons; repayments totaled $26,280,000.

  NOTE G

  BANK PREMISES AND EQUIPMENT

   Bank premises and equipment were as follows:

                                                                                           DECEMBER 31
                                                                         1994                 1993                  1992
                                                                                           (Thousands)
           Land                                                       $  43,028            $  42,710             $  39,705
           Bank premises                                                219,564              234,238               224,007
           Leasehold improvements                                        41,553               22,776                19,701
           Furniture and equipment                                      204,337              192,493               174,790
                                                                      ---------            ---------             ---------
            Total Cost                                                  508,482              492,217               458,203
           Accumulated depreciation                                    (260,164)            (248,854)             (224,182)
                                                                      ---------            ---------             ---------
            Net Carrying Value                                        $ 248,318            $ 243,363             $ 234,021
                                                                      =========            =========             =========


    At December 31, 1994, the Corporation had certain long-term leases, none of which were considered to be capital leases, which were principally related to the use of land, buildings and equipment. The following table summarizes the future minimum rental commitments for all noncancelable operating leases which had initial or remaining noncancelable lease terms in excess of one year:

                                       PERIOD                                                MINIMUM RENTAL
                                                                                              (Thousands)
                                        1995                                                    $ 5,494
                                        1996                                                      5,361
                                        1997                                                      5,096
                                        1998                                                      3,557
                                        1999                                                      3,131
                                        2000 and later                                            7,544
                                                                                                -------
                                             Total                                              $30,183
                                                                                                =======

    Net rental expense for all operating leases was $7,714,000 in 1994, $8,103,000 in 1993 and $8,172,000 in 1992.

  NOTE H

  SHORT-TERM BORROWINGS

    Short-term borrowings were as follows:

                                                                                           DECEMBER 31
                                                                         1994                 1993                  1992
                                                                                           (Thousands)
           Federal funds purchased and repurchase agreements          $1,495,540           $  660,643            $  789,081
           Treasury tax and loan notes                                   166,545              503,360               216,621
           Commercial paper                                               26,800               18,390                 9,198
           Other short-term borrowings                                   122,080               20,000                16,574
                                                                      ----------           ----------            ----------
            Total                                                     $1,810,965           $1,202,393            $1,031,474
                                                                      ==========           ==========            ==========

    The Corporation had unused lines of credit arrangements with unaffiliated banks in support of commercial paper outstanding of $40,000,000 at December 31, 1994.

  NOTE I

   BANK NOTES AND LONG-TERM DEBT

   Bank Notes:

    Beginning in 1994, Mercantile Bank of St. Louis N.A., Mercantile Bank of Illinois N.A., Mercantile Bank of Kansas City, Mercantile Bank of Kansas and Mercantile Bank of Springfield may offer unsecured bank notes in aggregate principal amounts of up to $1 billion. Note maturities can range from 30 days to 15 years from the date of issue and can be issued with fixed or floating interest rates. Each bank note issued will be an obligation solely of that issuing bank and will not be an obligation of, or otherwise guaranteed by, the other issuing banks or the Corporation. The bank notes are being offered and sold only to institutional investors, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

    On November 16, 1994, Mercantile Bank of St. Louis N.A. issued $100,000,000 of two-year bank notes, with a floating interest rate equal to the three-month LIBOR plus 1/8%. The coupon rate on the issued bank notes was 5.9375% at December 31, 1994.

   Long-term Debt:

    Long-term debt consisted of the following:

                                                                                               DECEMBER 31
                                                                                1994               1993              1992
                                                                                               (Thousands)
           MERCANTILE BANCORPORATION INC. (PARENT COMPANY ONLY)
           7.625% subordinated notes, due 2002                                $150,000           $150,000          $150,000
           8.500% debentures, due 2004                                               -             30,550            31,171
           8.000% convertible subordinated
            capital notes, due April 1, 1995                                     8,822             13,522            15,426
           Notes issued in acquisitions                                              -                  -               120
                                                                               -------            -------          --------
            Total                                                              158,822            194,072           196,717

           SECOND-TIER HOLDING COMPANIES                                        11,319             16,469            35,411

           BANKS AND OTHER SUBSIDIARIES
           6.375% subordinated debt, due 2004                                   75,000                  -                 -
           9.000% mortgage-backed notes, due 1999                               53,450             53,041            52,966
           Mortgage payable                                                          -             23,653            24,337
           Other                                                                    73                714               414
                                                                              --------           --------          --------
            Total                                                              128,523             77,408            77,717
                                                                              --------           --------          --------
            Total Long-term Debt                                              $298,664           $287,949          $309,845
                                                                              ========           ========          ========

    On October 15, 1992, the Corporation issued $150,000,000 of subordinated notes with a 10-year maturity and a coupon rate of 7.625% to yield 7.741%. These notes qualify as Tier II capital under current regulatory guidelines.

    On January 25, 1994, Mercantile Bank of St. Louis N.A. issued $75,000,000 of 6.375% 10-year, non-callable subordinated debt, due January 15, 2004. This debt qualifies as Tier II capital. The Corporation used the proceeds of this subordinated debt issue to:
   (1) prepay in full on February 23, 1994 the $30,550,000 8.500%
   unsecured debentures of the Corporation; and (2) prepay in full on February 1, 1994 the $23,653,000 8.250% mortgage secured by the Corporation's headquarters building.

    The 8.000% convertible subordinated capital notes were issued by Ameribanc, Inc. prior to its acquisition by the Corporation. At December 31, 1994, these notes were convertible into approximately 339,000 shares of the Corporation's common stock.

    Notes issued in acquisitions by the parent company with an interest rate of 6.500% matured in November 1993.

    Second-tier holding company debt was issued by MidAmerican Corporation, Johnson County Bankshares, Inc., Central Mortgage and TCBankshares, prior to their acquisition by the Corporation. All second-tier holding company debt issued by MidAmerican Corporation or Johnson County Bankshares, Inc. has been paid off or matured prior to December 31, 1994.

    As of December 31, 1994, second-tier holding company debt issued by Central Mortgage consisted of (1) a note due in 1996 with annual principal payments of $500,000 plus quarterly interest at a rate of 6.61% and (2), an obligation secured by approximately 112,000 shares of the Corporation's common stock.

    The second-tier holding company debt issued by TCBankshares as of December 31, 1994 consisted of (1) an 8.5% note due in 1997 with quarterly principal payments of $185,000 and (2), an amortizing revolving line of credit of $2,035,000 with an interest rate equal to LIBOR plus 2.25%.

    In July 1989, UPSA issued $100 million of 9.000% fixed-rate mortgage-backed notes with a maturity date of July 1999. UPSA used a portion of the proceeds from the sale of the notes as, or to purchase, eligible collateral which was pledged to the trustee simultaneously with the initial sale of the notes. During 1990, $46,550,000 of the mortgage-backed notes were repurchased on the open market at a discount. In 1994 the mortgage-backed securities collateralizing these notes were replaced with U.S. government securities of a like amount.

    A summary of annual principal reductions of long-term debt is presented below:

                                                                                                 ANNUAL
                                       PERIOD                                             PRINCIPAL REDUCTIONS

                                                                                              (Thousands)
                                        1995                                                    $ 12,559
                                        1996                                                       3,739
                                        1997                                                       3,484
                                        1998                                                         432
                                        1999                                                      53,450
                                        2000 and later                                           225,000
                                                                                                --------

                                             Total                                              $298,664
                                                                                                ========

  NOTE J

   INCOME TAXES

    The Corporation's results include income tax expense as follows:

                                                                               CURRENT           DEFERRED            TOTAL

                                                                                                (Thousands)
           YEAR ENDED DECEMBER 31, 1994
            U.S. FEDERAL                                                       $ 98,940          $(8,350)           $ 90,590
            STATE AND LOCAL                                                      11,516             (401)             11,115
                                                                               --------          -------            --------

             TOTAL                                                             $110,456          $(8,751)           $101,705
                                                                               ========          =======            ========

           Year ended December 31, 1993
            U.S. Federal                                                       $67,917             $5,578           $73,495
            State and local                                                     11,246                726            11,972
                                                                               -------             ------           -------

             Total                                                             $79,163             $6,304           $85,467
                                                                               =======             ======           =======

           Year ended December 31, 1992
            U.S. Federal                                                       $52,132               $642           $52,774
            State and local                                                      8,038                260             8,298
                                                                               -------               ----           -------

             Total                                                             $60,170               $902           $61,072
                                                                               =======               ====           =======

    The tax effects of temporary differences that gave rise to the deferred tax assets and deferred tax liabilities are presented below.

                                                                                                DECEMBER 31
                                                                                 1994              1993               1992

                                                                                                (Thousands)
           Deferred tax assets
            Reserve for possible loan losses                                   $ 62,383          $ 58,602           $ 59,378
            Foreclosed property                                                   2,560             2,842              3,415
            Deferred compensation                                                 2,447             2,792              1,874
            Net operating losses from pooled subsidiary                           1,494             4,527             10,377
            Expenses not currently allowable for tax purposes                    11,079             7,598              5,802
            State tax liabilities                                                 2,239             1,266              1,567
            Investments in debt and equity securities-FAS 115                     8,168                 -                  -
            Retirement expenses in excess of tax deduction                        5,274             2,404              1,670
            Other                                                                 5,856             1,575             11,089
                                                                               --------          --------           --------

             Total Gross Deferred Tax Assets                                    101,500            81,606             95,172

           Deferred tax liabilities
            Leasing                                                             (56,776)          (55,050)           (55,187)
            Pension settlement gain                                              (6,005)           (6,005)            (5,833)
            Intangible assets                                                    (9,078)          (10,726)           (10,965)
            Depreciation                                                         (2,163)           (3,610)            (3,861)
            Investments in debt and equity securities-FAS 115                         -            (1,959)                 -
            Other                                                                (8,162)           (3,818)           (10,648)
                                                                              ---------          --------           --------

             Total Gross Deferred Tax Liabilities                               (82,184)          (81,168)           (86,494)
                                                                              ---------          --------           --------

            Net Deferred Tax Assets                                            $ 19,316          $    438           $  8,678
                                                                               ========          ========           ========

    The 1992 and 1993 net deferred tax assets reflect amounts attributable to entities acquired in purchase transactions.

    Income tax expense as reported differs from the amounts computed by applying the statutory U.S. Federal income tax rate to pretax income as follows:

                                                                                           YEAR ENDED DECEMBER 31
                                                                                 1994              1993               1992

                                                                                                (Thousands)
           Computed "expected" tax expense                                     $ 94,512          $80,051            $60,683
            Increase (reduction) in income taxes resulting from
             Tax-exempt income                                                   (8,096)          (8,109)            (6,113)
             State and local income taxes, net of federal income tax
              benefit                                                             6,937            7,501              5,216
             Thrift bad debt recapture                                            3,615            6,070                  -
             Other, net                                                           4,737              (46)             1,286
                                                                               --------          -------            -------

              Total Tax Expense                                                $101,705          $85,467            $61,072
                                                                               ========          =======            =======

                                    15A

  NOTE K

   RETIREMENT PLANS

   Pension Plans:

    The Corporation maintains both qualified and nonqualified noncontributory pension plans that cover all employees meeting certain age and service requirements.

    The qualified plan provides pension benefits based on the employee's length of service and compensation earned during the five years prior to retirement. The Corporation's funding policy is to contribute annually at least the minimum amount required by government funding standards but not more than is tax deductible. No contribution was required during 1994, 1993 or 1992.

    UNSL is a member of the Financial Institutions Retirement Fund ("Fund"). This trust provides retirement and death benefits to multiple employers. All contributions to the Fund are commingled, and all assets of the Fund are invested on a pooled basis, without allocation to the individual employers. Therefore, UNSL's pension plan assets and actuarial liabilities are not included in the qualified plan tables listed below. The contribution policy of UNSL is to fund the pension cost accrued in each year. The annual contributions for 1994, 1993 and 1992 were $406,000, $237,000 and
   $61,000, respectively.

    The net periodic pension expense related to the qualified plan included in the Supplemental Consolidated Statement of Income is summarized as follows:

                                                                                           YEAR ENDED DECEMBER 31
                                                                                 1994              1993               1992

                                                                                                (Thousands)

           Service cost-benefits earned during
            the period                                                         $  6,665          $  5,088           $ 3,970
           Interest cost on projected benefit obligation                          8,382             7,744             6,237
           Actual (return) loss on plan assets                                    1,863           (10,117)           (7,972)
           Net amortization and deferral                                        (14,254)           (1,132)           (1,721)
                                                                               --------          --------           -------

            Net Periodic Pension Expense                                       $  2,656          $  1,583           $   514
                                                                               ========          ========           =======

    The table below sets forth the funded status and amounts recognized in the Supplemental Consolidated Balance Sheet for the qualified plan:

                                                                                               DECEMBER 31
                                                                                1994               1993              1992

                                                                                               (Thousands)

           Actuarial present value of
            Vested benefit obligation                                         $ 78,380           $ 81,790          $ 67,043
                                                                              ========           ========          ========

            Accumulated benefit obligation                                    $ 87,122           $ 89,131          $ 72,310
                                                                              ========           ========          ========

            Projected benefit obligation                                      $104,949           $109,718          $ 88,965
           Plan assets at fair value                                           121,799            123,299           116,609
                                                                              --------           --------          --------

           Plan assets in excess of projected benefit obligation               (16,850)           (13,581)          (27,644)
           Unrecognized net gain (loss)                                         (8,964)           (12,213)            1,505
           Unrecognized prior service cost                                       2,922              1,895             1,666
           Unrecognized net asset at December 31                                 5,664              7,229             7,181
                                                                              --------           --------          --------

            Prepaid Pension                                                  $ (17,228)         $ (16,670)         $(17,292)
                                                                             =========          =========          ========


    Assumptions used were as follows:

                                                                                          1994           1993           1992

           Discount rate in determining benefit obligations                               8.50%         7.50%          8.00%
           Rate of increase in compensation levels                                        5.00          5.00           5.25
           Expected long-term rate on assets                                              9.00          9.00           8.50

    At December 31, 1994, approximately 58% of the plan's assets were invested in listed common stocks, 36% were invested in government and corporate bonds rated A or better, and the remaining 6% were invested in short-term cash equivalents. A nominal amount of common stock of the Corporation was held by the plan.

    The nonqualified plans provide pension benefits which would have been provided under the qualified plan in the absence of limits placed on qualified plan benefits by the Internal Revenue Service. The Corporation's funding policy is to fund benefits as they are paid. Contributions under the nonqualified plans were not material for the three years ended December 31, 1994, 1993 and 1992. The expense related to these plans was $1,612,000 in 1994, $1,641,000 in 1993 and $1,337,000 in 1992.

   Other Postretirement Benefits:

    In addition to the pension plans described above, the Corporation provides other postretirement benefits, largely medical benefits and life insurance, to its retirees.

    The Corporation adopted FAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," in the first quarter of 1993, which required the recording of the unrecognized transition obligation for postretirement benefits other than pensions. That liability is being amortized over a 20-year period. The net periodic postretirement benefit expense included in the Supplemental Consolidated Statement of Income is summarized as follows:


                                                                                         YEAR ENDED DECEMBER 31
                                                                                    1994                         1993
                                                                                               (Thousands)

           Service cost-benefits earned during the period                          $  734                       $  591
           Interest cost on accumulated postretirement benefit
            obligation                                                              2,539                        2,661
           Net amortization and deferral                                            1,633                        1,679
                                                                                   ------                       ------

            Net Periodic Postretirement
             Benefit Cost                                                          $4,906                       $4,931
                                                                                   ======                       ======

    The cash basis postretirement benefit cost prior to the adoption of FAS 106 was $2,235,000 in 1992.

    The table below sets forth the funded status and the amount recognized in the Supplemental Consolidated Balance Sheet regarding other postretirement benefits:


                                                                                           DECEMBER 31
                                                                         1994                 1993                  1992

                                                                                           (Thousands)

           Accumulated postretirement benefit obligation
            ("APBO")
            Retirees                                                   $24,493              $ 25,956              $ 25,900
            Active employees fully eligible for benefits                 1,085                 1,437                 1,149
            Other active employees                                       6,609                 7,856                 6,523
                                                                       -------              --------              --------

            Total                                                       32,187                35,249                33,572
           Assets at fair value                                              -                     -                     -
                                                                        ------               -------               -------

           APBO in excess of assets                                     32,187                35,249                33,572
           Unrecognized net gain (loss)                                  2,436                (1,268)                    -
           Unrecognized prior service cost                                (155)                    -                     -
           Unrecognized transition obligation December 31              (28,470)              (30,393)              (33,572)
                                                                      --------              --------              --------

            Accrued Postretirement Benefit Obligation                  $ 5,998              $  3,588               $     -
                                                                       =======              ========               =======

    Assumptions used were as follows:

                                                                         1994                 1993                  1992

           Discount rate in determining benefit obligations              8.50%                7.50%                 8.00%
           Health care cost trend
            First year                                                  11.00                12.00                 13.00
            Ultimate (2001 and after)                                    6.00                 6.00                  6.00

    An increase in the health care cost trend of one percent would increase the aggregate of service and interest cost components of net periodic postretirement benefit costs by $120,000 in 1994 compared with $136,000 in 1993. The APBO would increase by $1,443,000 as of December 31, 1994 compared with $1,675,000 as of December 31, 1993.


  NOTE L

   SHAREHOLDERS' EQUITY

   Common Stock:

    The authorized common stock of the Corporation consists of 100,000,000 shares as of December 31, 1994 and 70,000,000 shares as of December 31, 1993 and 1992, $5.00 par value, of which 52,073,353,
   51,666,199 and 50,391,888 shares were outstanding at December 31, 1994, 1993 and 1992, respectively.

    The Corporation's Dividend Reinvestment Plan ("Plan") allows shareholders of record to reinvest dividends and/or make voluntary cash contributions to purchase additional shares of the Corporation's common stock. Under the Plan, stock is purchased in the open market by the Plan Trustee with no service charge to the shareholder.

   Preferred Stock:

    The authorized preferred stock of the Corporation consists of 5,000,000 shares, no par value, of which 14,806 shares were issued and outstanding at December 31, 1994, 1993 and 1992. In addition, 1,000,000 shares were reserved at December 31, 1994 for issuance pursuant to the Preferred Share Purchase Rights Plan.

    As of December 31, 1994, 1993 and 1992, there were two series of preferred stock issued. Series B-1 consists of 5,306 shares which are redeemable by the Corporation and which have non-cumulative dividends as declared by Mercantile's Board of Directors. Series B-2 represents 9,500 shares with a cumulative annual dividend at the rate of $85 per share. The Series B-2 preferred shares are also redeemable by the Corporation.

   Preferred Share Purchase Rights Plan:

    One Preferred Share Purchase Right ("Right") is attached to each share of common stock and trades automatically with such shares. The Rights, which can be redeemed by the Board of Directors in certain circumstances and expire by their terms on June 3, 1998, have no voting rights.

    The Rights become exercisable and will trade separately from the common stock 10 days after a person or a group either becomes the beneficial owner or announces an intention to commence a tender offer for 20% or more of the Corporation's outstanding common stock. When exercisable, each Right entitles the registered holder to purchase from the Corporation 1/100 of a share of Series A Junior Participating Preferred Stock for $100 per 1/100 of a preferred share.

    In the event a person acquires beneficial ownership of 20% or more of the Corporation's common stock, holders of Rights (other than the acquiring person or group) may purchase, at the Rights' then current exercise price, common stock of the Corporation having a value at that time equal to twice the exercise price. In the event the Corporation merges into or otherwise transfers 50% or more of its assets or earnings power to any person after the Rights become exercisable, holders of Rights may purchase, at the then current exercise price, common stock of the acquiring entity having a value at that time equal to twice the exercise price.

   Stock Options:

    The Corporation had stock options outstanding under various plans at December 31, 1994, including plans assumed in acquisitions. The original Mercantile plans provide for the granting to employees of the Corporation and its subsidiaries of options to purchase shares of common stock of the Corporation over periods of up to 10 years at a price not less than the market value of the shares at the date the options are granted. The plans provide for the granting of options which either qualify or do not qualify as Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended. A summary of the plans follows:

                                                                                   SHARES                       PRICE
                                                                                   ------                       -----

           AT DECEMBER 31, 1994
            Available for grant                                                  1,836,130
            Outstanding                                                          2,847,549                   $5.41-38.88
            Exercisable                                                          1,524,073                    5.41-34.33

    Changes in options outstanding were as follows:

                                                                                   SHARES                       PRICE
                                                                                   ------                       -----

           BALANCE AT DECEMBER 31, 1991                                          1,269,106                  $ 7.54-$21.78
            Granted                                                              1,146,347                    5.41- 29.00
            Exercised                                                             (332,913)                   5.41- 24.09
            Canceled                                                               (71,186)                  12.26- 26.33
            Assumed                                                                 72,223                   14.60- 25.83
                                                                                 ---------

           BALANCE AT DECEMBER 31, 1992                                          2,083,577                    5.41- 29.00
            Granted                                                                729,935                   14.62- 34.33
            Exercised                                                             (269,920)                   5.41- 26.33
            Canceled                                                               (40,225)                  17.17- 32.67
                                                                                 ---------

           BALANCE AT DECEMBER 31, 1993                                          2,503,367                    5.41- 34.33
            GRANTED                                                                718,489                   18.44- 38.88
            EXERCISED                                                             (319,080)                   5.41- 32.50
            CANCELED                                                               (55,227)                  12.50- 32.67
                                                                                 ---------

           BALANCE AT DECEMBER 31, 1994                                          2,847,549                    5.41- 38.88
                                                                                 =========

    No amounts have been charged to expense in connection with any plan.

   Debt and Dividend Restrictions:

    Consolidated retained earnings at December 31, 1994 were not restricted under any debenture agreement as to payment of dividends or reacquisition of common stock.

    The primary source of funds for dividends paid by the Corporation to its shareholders is dividends received from bank subsidiaries. At December 31, 1994, approximately $388,034,000 of the equity of bank subsidiaries was available for distribution as dividends to the Parent Company without prior regulatory approval or without reducing the capital of the respective subsidiary banks below present minimum standards. An additional $106,797,000 would be available for loans to the Parent Company under Federal Reserve regulations. The remaining equity of bank subsidiaries approximating $766,651,000 was restricted as to transfers to the Parent Company.

  NOTE M

   CONCENTRATIONS OF CREDIT

    The Corporation's primary market area is the state of Missouri and the lower Midwest. At December 31, 1994, approximately 93% of the total loan portfolio, and 90% of the commercial and commercial real estate loan portfolio, were to borrowers within this region. The diversity of the region's economic base tends to provide a stable lending environment.

    Real estate lending constituted the only other significant concentration of credit risk. Real estate-related financial instruments (loans, commitments and standby letters of credit) comprised 36% of all such instruments of the Corporation. However, of this total, approximately 63% was consumer-related in the form of residential real estate mortgages and home equity lines of credit.

    The Corporation is, in general, a secured lender. At December 31, 1994, approximately 85% of the loan portfolio was secured.
   Collateral is required in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction.

  NOTE N

   FINANCIAL INSTRUMENTS

   Fair Values:

    Fair values for financial instruments are management's estimates of the values at which the instruments could be exchanged in a transaction between willing parties. These estimates are subjective and may vary significantly from amounts that would be realized in actual transactions. In addition, certain financial instruments and all non-financial instruments are excluded from the fair value disclosure requirements of FAS 107, "Disclosures about Fair Value of Financial Instruments." Therefore, the fair values presented below should not be construed as the underlying value of the Corporation.

    The following methods and assumptions were used in estimating fair values for financial instruments.

    Cash and Due from Banks, Short-term Investments and Short-term
    Borrowings: The carrying values reported in the Supplemental
    Consolidated Balance Sheet approximated fair values.

    Investments in Debt and Equity Securities: Fair values for held-to-maturity and available-for-sale securities were based upon quoted market prices where available. Fair values for trading securities, which also were the amounts reported in the Supplemental Consolidated Balance Sheet, were based on quoted market prices where available. If quoted market prices were not available, fair values were based upon quoted market prices of comparable instruments.

    Loans and Leases: The fair values for most fixed-rate loans were estimated by utilizing discounted cash flow analysis, applying interest rates currently being offered for similar loans to borrowers with similar risk profiles. The discount rates used therefore include a credit risk premium. The fair values of variable-rate loans and residential mortgages were estimated by utilizing the same type of discounted cash flows, but over a range of interest rate scenarios, in order to incorporate the value of the options imbedded in these assets. Loans with similar characteristics were aggregated for purposes of these calculations. The fair value of credit card loans was assumed to be the same as the par value. The fair value estimate of the credit card portfolio does not include any value attributable to the ongoing cardholder relationship. That component was estimated to be approximately $150,000,000 to $185,000,000 in excess of the fair value at December 31, 1994.

    Deposits: The fair values disclosed for deposits generally payable on demand (i.e., interest bearing and non-interest bearing demand, savings, and money market accounts) were considered equal to their respective carrying amounts as reported in the Supplemental Consolidated Balance Sheet. Fair values for certificates of deposit and foreign deposits were estimated using a discounted cash flow calculation that applied interest rates generally offered on similar certificates to a schedule of aggregated expected monthly maturities of time deposits. The fair value estimate of the deposit portfolio has not been adjusted for any value derived from the retention of those deposits for an expected future period of time. That component, commonly referred to as core deposit premium, was estimated to be approximately $205,000,000 to $305,000,000 at December 31, 1994 and was neither considered in the fair value amounts below nor recorded as an intangible asset on the Supplemental Consolidated Balance Sheet.

    Bank Notes and Long-term Debt: The fair value of publicly traded debt was based upon quoted market prices, where available, or upon quoted market prices of comparable instruments. The fair values of bank notes and long-term debt were estimated using discounted cash flow analysis, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

    Off-Balance-Sheet Instruments: Fair values of foreign exchange contracts and interest rate contracts were determined from quoted market prices. Fair values of commitments to extend credit, standby letters of credit and commercial letters of credit were based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

    The estimated fair values of the Corporation's financial instruments were as follows:

                                                                                  DECEMBER 31
                                                          1994                        1993                       1992
                                              -----------------------------------------------------------------------------------
                                                                                  (Thousands)
                                                 CARRYING        FAIR        CARRYING        FAIR       CARRYING        FAIR
                                                   VALUE        VALUE         VALUE         VALUE         VALUE         VALUE

     FINANCIAL ASSETS
      Cash and due from banks and short-term
       investments                              $  928,140    $  928,140    $1,148,649    $1,148,649   $ 1,102,835   $ 1,102,835
      Trading securities                            14,299        14,299        15,735        15,735        17,684        17,684
      Held-to-maturity securities                3,413,142     3,301,207     3,744,592     3,811,026     3,998,886     4,083,673
      Available-for-sale securities                416,059       416,059       419,756       419,756        89,424        92,096
      Net loans and leases                       9,475,463     9,533,598     8,517,496     8,779,353     8,346,700     8,628,878

     FINANCIAL LIABILITIES
      Deposits                                  11,189,250    11,175,045    11,598,509    11,661,355    11,629,300    11,714,630
      Short-term borrowings                      1,810,965     1,810,965     1,202,393     1,202,393     1,031,474     1,031,474
      Bank notes and long-term debt                398,664       377,730       287,949       317,652       309,845       312,932

     OFF-BALANCE-SHEET
      Foreign exchange contracts purchased                      $  6,641                    $  5,375                     $(2,034)
      Foreign exchange contracts sold                             (6,199)                     (6,890)                      1,392
      Interest rate contracts                                       (184)                     (4,125)                     (5,300)
      Commitments to extend credit                                (8,817)                    (11,950)                     (9,307)
      Standby letters of credit                                   (1,955)                     (2,247)                     (2,051)
      Commercial letters of credit                                (3,988)                     (4,321)                     (4,774)

   Off-Balance-Sheet Risk:

    The Corporation is, in the normal course of business, a party to certain off-balance-sheet financial instruments with inherent credit and/or market risk. These instruments, which include commitments to extend credit, standby letters of credit, interest options written, interest futures contracts and foreign exchange contracts, are used by the Corporation to meet the financing needs of its customers and, to a lesser degree, to reduce its own exposure to interest rate fluctuations. These instruments involve, to varying degrees, credit and market risk in excess of the amount recognized in the Supplemental Consolidated Balance Sheet.

    Financial instruments with off-balance-sheet credit risk for which the contract amounts represent potential credit risk were as follows:

                                                                                              DECEMBER 31
                                                                              1994                1993                1992
                                                                                              (Thousands)

           Commitments to extend credit
            Commercial                                                     $1,829,221          $1,613,817          $1,587,487
            Consumer                                                        3,905,890           3,061,311           2,638,905
                                                                           ----------          ----------          ----------

             Total                                                         $5,735,111          $4,675,128          $4,226,392
                                                                           ==========          ==========          ==========

           Standby letters of credit                                         $207,121            $237,718            $216,054
                                                                             ========            ========            ========

           Interest rate contracts                                            $21,000             $37,500             $71,000
                                                                              =======             =======             =======

    The Corporation's maximum exposure to credit loss under commitments to extend credit and standby letters of credit is the equivalent of the contractual amount of those instruments. The same credit policies are used by the Corporation in granting commitments and conditional obligations as are used in the extension of credit.

    Commitments to extend credit are legally binding agreements to lend to a borrower as long as the borrower performs in accordance with the terms of the contract. Commitments generally have fixed expiration dates or other termination clauses, and may require payment of a fee. As many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Included in consumer commitments are the unused portions of lines of credit for credit card and home equity credit line loans.

    Standby letters of credit are commitments issued by the Corporation to guarantee specific performance of a customer to a third party.

    Collateral is required for both commitments and standby letters of credit in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction. Collateral held varies, but may include commercial real estate, accounts receivable, inventory or equipment.

    Included in interest rate contracts are interest rate exchange agreements with major investment banking firms to convert short-term, variable-rate liabilities into long-term, fixed-rate liabilities, to secure interest margins and to hedge against interest rate movements.

   Derivative Financial Instruments:

   Held or Issued for Trading Purposes:

    In the normal course of business, the Corporation maintains minimal trading positions in a variety of derivative financial instruments. Most of the Corporation's trading activities are customer oriented, with trading positions established to meet the financing and foreign exchange transaction needs of customers. This activity complements the Corporation's traditional money and capital markets trading business, which also exists to meet customers' demands.

    Net revenue recognized on interest rate contracts and foreign exchange contracts totaled $2,558,000 in 1994. For interest options written, foreign exchange contracts purchased and foreign exchange contracts sold, the notional amounts of $62,725,000, $184,079,000 and $173,378,000, respectively, at December 31, 1994, do not represent exposure to credit loss. These commitments are generally entered into on behalf of customers and result in the Corporation being in a matched position. Credit risk in the transactions is minimal. The Corporation manages the potential credit exposure through established credit approvals, risk control limits and other monitoring procedures. Market risk to the Corporation could result from non-performance by a counterparty to a contract.

   Held or Issued for Purposes Other Than Trading:

    Of the commitments to extend credit discussed in the preceding paragraphs, $74,966,000 and $35,289,000 were entered into with fixed rates at December 31, 1994 for commercial and consumer (residential mortgage) loan customers, respectively. Fixed-rate commitments to extend credit are defined as fixed-rate commercial loan commitments with remaining maturities greater than one year, fixed-rate residential mortgage loan commitments, and adjustable-rate residential mortgage loan commitments for loans with adjustment periods greater than one year.

    Fixed-rate mortgage loans held for resale are partially hedged with contracts for forward delivery in the secondary mortgage market. This hedging activity is designed to protect the Corporation from changes in interest rates. Gains and losses from the hedging transactions on mortgage loans held for resale are deferred and included in the cost of the loans for determining the gain or loss when the loans are sold. As of December 31, 1994, the Company had $6,932,000 of forward delivery contracts outstanding.

  NOTE O

   CONTINGENT LIABILITIES

    In the ordinary course of business, there are various legal proceedings pending against the Corporation and its subsidiaries. Management, after consultation with legal counsel, is of the opinion that the ultimate resolution of these proceedings will have no material adverse effect on the consolidated financial condition or results of operations of the Corporation.

  NOTE P

   PARENT COMPANY FINANCIAL INFORMATION

    Following are the condensed financial statements of Mercantile Bancorporation Inc. (Parent Company Only) for the periods indicated.

    For the Statement of Cash Flows (Parent Company Only), cash and short-term investments were considered cash equivalents. Interest paid on commercial paper and long-term debt was $15,099,000, $15,881,000 and $10,618,000 for the years ended December 31, 1994,
   1993 and 1992, respectively.

  STATEMENT OF INCOME

                                                                                          YEAR ENDED DECEMBER 31
                                                                                1994               1993              1992
                                                                                               (Thousands)

           INCOME
            Dividends from banking subsidiaries                               $104,950           $ 77,548          $ 44,077
            Other interest and dividends                                         4,644              5,538             3,320
            Management fees                                                     13,879             13,392            12,320
            Other                                                                3,546              2,687             2,994
                                                                              --------           --------          --------

             Total Income                                                      127,019             99,165            62,711

           EXPENSE
            Interest on commercial paper                                         1,199                733               416
            Interest on long-term debt                                          12,607             15,157            12,497
            Personnel expense                                                   14,463             11,544            10,489
            Other operating expenses                                            16,019             14,301            15,743
                                                                              --------           --------          --------

             Total Expense                                                      44,288             41,735            39,145

           INCOME BEFORE INCOME TAX CREDITS AND EQUITY IN UNDISTRIBUTED
            INCOME OF SUBSIDIARIES                                              82,731             57,430            23,566

           Income tax credits                                                    6,482              6,708             6,469
                                                                              --------           --------          --------

           INCOME BEFORE EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES         89,213             64,138            30,035

           Equity in undistributed income of subsidiaries                       79,116             79,113            87,372
                                                                              --------           --------          --------

            NET INCOME                                                        $168,329           $143,251          $117,407
                                                                              ========           ========          ========

  BALANCE SHEET

                                                                                              DECEMBER 31
                                                                              1994                1993                1992
                                                                                              (Thousands)

           ASSETS
            Cash                                                           $       -           $      609          $      156
            Short-term investments                                             82,405              47,776              63,766
            Available-for-sale securities                                      12,539              16,569                   -
            Marketable equity securities                                            -                   -              13,121
            Investment in subsidiaries                                      1,270,456           1,190,526           1,061,904
            Goodwill                                                           48,557              45,912              27,383
            Loans and advances to subsidiaries
                                                                               26,849              53,390              44,248
            Other assets                                                        3,849               7,865              12,265
                                                                           ----------          ----------          ----------

             Total Assets                                                  $1,444,655          $1,362,647          $1,222,843
                                                                           ==========          ==========          ==========

           LIABILITIES
            Commercial paper                                               $   26,800          $   18,390          $    9,198
            Long-term debt                                                    158,822             194,072             196,717
            Other liabilities                                                  24,697              17,516              21,122
                                                                           ----------          ----------          ----------

             Total Liabilities                                                210,319             229,978             227,037
           SHAREHOLDERS' EQUITY                                             1,234,336           1,132,669             995,806
                                                                           ----------          ----------          ----------

             Total Liabilities and Shareholders' Equity                    $1,444,655          $1,362,647          $1,222,843
                                                                           ==========          ==========          ==========


  STATEMENT OF CASH FLOWS
                                                                                          YEAR ENDED DECEMBER 31
                                                                                   1994               1993              1992
                                                                                                  (Thousands)

           OPERATING ACTIVITIES
            Net income                                                       $ 168,329          $ 143,251          $ 117,407
            Adjustments to reconcile net income
             to net cash provided by operating
             activities
              Net income of subsidiaries                                      (184,066)          (156,661)          (131,449)
              Dividends from subsidiaries                                       98,666             62,430             44,077
              Other, net                                                        14,263              2,038              4,023
                                                                             ---------          ---------          ---------

               Net Cash Provided by
                Operating Activities                                            97,192             51,058             34,058

           INVESTING ACTIVITIES
            Investments in debt and equity
             securities
              Purchases                                                           (948)            (2,054)            (1,858)
              Proceeds from maturities                                           5,417              5,878              1,807
            Contributions of capital to subsidiaries                           (21,505)           (31,705)           (31,209)
            Investment in note from banking subsidiary                               -                  -            (35,000)
            Other, net                                                          25,143             (9,280)            (1,412)
                                                                             ---------          ---------          ---------

               Net Cash Provided (Used) by
                Investing Activities                                             8,107            (37,161)           (67,672)

           FINANCING ACTIVITIES
            Cash dividends paid by Mercantile Bancorporation Inc.              (48,329)           (34,840)           (27,506)
            Issuance of common stock
              Employee incentive plans and warrants                              2,923              2,203              3,904
              Purchase of treasury stock                                        (2,954)                 -                  -
            Issuance of long-term debt                                               -                  -            150,000
            Principal payments on
             long-term debt                                                    (30,552)              (742)           (60,207)
            Acquisitions                                                             -             (4,809)            (8,347)
            Net change in commercial paper                                       8,410              9,192              1,271
            Other, net                                                            (777)              (438)            (4,305)
                                                                             ---------          ---------          ---------

               Net Cash Provided (Used) by
                Financing Activities                                           (71,279)           (29,434)            54,810
                                                                             ---------          ---------          ---------

           INCREASE (DECREASE) IN CASH AND
           CASH EQUIVALENTS                                                     34,020            (15,537)            21,196

           CASH AND CASH EQUIVALENTS AT
           BEGINNING OF YEAR                                                    48,385             63,922             42,726
                                                                             ---------          ---------          ---------

           CASH AND CASH EQUIVALENTS AT
           END OF YEAR                                                       $  82,405          $  48,385          $  63,922
                                                                             =========          =========          =========

                      INDEPENDENT AUDITORS' REPORT

    Shareholders and Board of Directors
    Mercantile Bancorporation Inc.:

    We have audited the accompanying supplemental consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1994, 1993, and 1992, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The supplemental consolidated financial statements give retroactive effect to the mergers of Central Mortgage Bancshares, Inc. and TCBankshares, Inc. on May 1, 1995, and UNSL Financial Corp on January 3, 1995, which have been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to consummated business combinations accounted for by the pooling of interest method in financial statements that do not include the dates of consummation. These financial statements do not extend through the dates of consummation; however, they will become the historical consolidated financial statements of Mercantile Bancorporation Inc. and subsidiaries after financial statements covering the dates of consummation of the business combinations are issued.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1994, 1993, and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combinations.

    /s/ KPMG Peat Marwick LLP

    May 31, 1995

                        MERCANTILE BANCORPORATION INC.
                                SUPPLEMENTAL
                            INTERIM CONSOLIDATED
                           FINANCIAL  STATEMENTS

                          MARCH 31, 1995 and 1994

CONSOLIDATED STATEMENT OF INCOME
(THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                  THREE MONTHS ENDED
                                                                                                       MARCH 31
                                                                                        1995                             1994
                                                                                        ----                             ----
  INTEREST INCOME
   Interest and fees on loans and leases                                              $220,430                         $175,223
   Investments in debt and equity securities
   Trading                                                                                 163                              126
   Taxable                                                                              50,351                           51,560
   Tax-exempt                                                                            5,691                            5,285
                                                                                      --------                         --------
    Total                                                                               56,205                           56,971
   Due from banks-interest bearing                                                         342                            1,317
   Federal funds sold and repurchase agreements                                          2,812                            2,595
                                                                                      --------                         --------
    Total Interest Income                                                              279,789                          236,106

  INTEREST EXPENSE
   Interest bearing deposits                                                            93,030                           77,689
   Foreign deposits                                                                      3,196                              468
   Short-term borrowings                                                                23,560                            6,697
   Bank notes                                                                            1,670                                -
   Long-term debt                                                                        5,590                            5,937
                                                                                      --------                         --------
    Total Interest Expense                                                             127,046                           90,791
                                                                                      --------                         --------
    NET INTEREST INCOME                                                                152,743                          145,315
  PROVISION FOR POSSIBLE LOAN LOSSES                                                    13,975                            8,879
                                                                                      --------                         --------
    NET INTEREST INCOME AFTER PROVISION
     FOR POSSIBLE LOAN LOSSES                                                          138,768                          136,436

  OTHER INCOME
   Trust                                                                                15,398                           15,877
   Service charges                                                                      16,500                           17,034
   Credit card fees                                                                      6,576                            5,858
   Mortgage banking                                                                      2,078                            3,647
   Investment banking and brokerage                                                      1,416                            2,399
   Securities gains (losses)                                                               (43)                           1,418
   Other                                                                                14,878                            8,861
                                                                                      --------                         --------
    Total Other Income                                                                  56,803                           55,094

  OTHER EXPENSE
   Salaries                                                                             51,488                           50,964
   Employee benefits                                                                    13,270                           12,813
   Net occupancy                                                                         7,578                            7,776
   Equipment                                                                             9,551                            9,750
   Other                                                                                37,356                           38,581
                                                                                      --------                         --------
    Total Other Expense                                                                119,243                          119,884
                                                                                      --------                         --------
    INCOME BEFORE INCOME TAXES                                                          76,328                           71,646
  INCOME TAXES                                                                          26,625                           26,051
                                                                                      --------                         --------
    NET INCOME                                                                        $ 49,703                         $ 45,595
                                                                                      ========                         ========
  PER SHARE DATA
   Average common shares outstanding                                                52,919,978                       51,723,559
   Net income<F*>                                                                         $.93                             $.88
   Dividends declared                                                                      .33                              .28

<F*>Based on weighted average common shares outstanding.

                              MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES

                                                                                                   CONSOLIDATED BALANCE SHEET
                                                                                                                  (THOUSANDS)
                                                                                                 MARCH 31           MARCH 31
                                                                                                   1995               1994
                                                                                                 --------           --------
ASSETS
 Cash and due from banks                                                                       $   680,581        $   625,519
 Due from banks-interest bearing                                                                    23,441            103,744
 Federal funds sold and repurchase agreements                                                      146,389             72,978
 Investments in debt and equity securities
  Trading                                                                                           11,542              6,622
  Available-for-sale                                                                               439,061            781,389
  Held-to-maturity (Estimated fair value of $3,357,438
   and $3,370,662, respectively)                                                                 3,400,420          3,364,107
                                                                                               -----------        -----------
    Total                                                                                        3,851,023          4,152,118
 Loans held-for-sale                                                                                51,310             90,947
 Loans and leases, net of unearned income                                                       10,023,067          8,725,392
 Reserve for possible loan losses                                                                 (195,683)          (182,551)
                                                                                               -----------        -----------
    Net Loans and Leases                                                                         9,878,694          8,633,788
 Bank premises and equipment                                                                       254,891            243,223
 Due from customers on acceptances                                                                   5,985              9,979
 Other assets                                                                                      309,567            338,574
                                                                                               -----------        -----------
    Total Assets                                                                               $15,150,571        $14,179,923
                                                                                               ===========        ===========
LIABILITIES
 Deposits
  Non-interest bearing                                                                         $ 1,610,841        $ 1,666,618
  Interest bearing                                                                               9,482,958          9,567,159
  Foreign                                                                                          239,499             48,767
                                                                                               -----------        -----------
    Total Deposits                                                                              11,333,298         11,282,544
 Federal funds purchased and repurchase agreements                                               1,608,407            641,537
 Other short-term borrowings                                                                       191,322            554,189
 Bank notes                                                                                        250,000                  -
 Long-term debt                                                                                    290,302            307,270
 Bank acceptances outstanding                                                                        5,985              9,979
 Other liabilities                                                                                 199,084            220,806
                                                                                               -----------        -----------
    Total Liabilities                                                                           13,878,398         13,016,325

Commitments and contingent liabilities                                                                   -                  -

                                                             MARCH 31         MARCH 31
                                                               1995             1994
                                                             --------         --------
SHAREHOLDERS' EQUITY
 Preferred stock-no par value
  Shares authorized                                             5,000           5,000
  Shares issued                                                    15              15               12,153             12,153
 Common stock-$5.00 par value
  Shares authorized                                           100,000          70,000
  Shares issued                                                53,514          51,798              267,573            258,991
 Capital surplus                                                                                   176,011            161,886
 Retained earnings                                                                                 843,710            730,568
 Treasury stock, at cost                                          765               -              (27,274)                 -
                                                                                               -----------         ----------
    Total Shareholders' Equity                                                                   1,272,173          1,163,598
                                                                                               -----------        -----------
    Total Liabilities and Shareholders' Equity                                                 $15,150,571        $14,179,923
                                                                                               ===========        ===========

                              MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
($ IN THOUSANDS)

                                                    COMMON STOCK
                                              -----------------------                                                     TOTAL
                                              OUTSTANDING                PREFERRED   CAPITAL     RETAINED   TREASURY  SHAREHOLDERS'
                                                SHARES        DOLLARS      STOCK     SURPLUS     EARNINGS     STOCK      EQUITY
                                              ------------    -------    ---------   -------     --------   --------  -------------
BALANCE AT DECEMBER 31, 1993, AS RESTATED      51,666,199     $258,332    $12,153    $161,188    $700,996    $      _   $1,132,669
Net income                                                                                         45,595                   45,595
Dividends declared
    Mercantile Bancorporation Inc._
       $.28 per share                                                                             (12,018)                 (12,018)
    Pooled companies prior to acquisition                                                            (989)                    (989)
Issuance of common stock
    Employee incentive plans                      115,686          579                    533                                1,112
    Convertible notes                                 534            3                     11                                   14
Net fair value adjustment for
  available-for-sale securities                                                                    (3,038)                  (3,038)
Pre-merger transactions of pooled companies        15,423           77                    154          22                      253
                                               ----------     --------    -------    --------    --------    --------   ----------
BALANCE AT MARCH 31, 1994                      51,797,842     $258,991    $12,153    $161,886    $730,568    $     _    $1,163,598
                                               ==========     ========    =======    ========    ========    ========   ==========

BALANCE AT DECEMBER 31, 1994, AS RESTATED      52,073,353     $260,836    $12,153    $166,878    $797,423    $ (2,954)  $1,234,336
Net income                                                                                         49,703                   49,703
Dividends declared
    Mercantile Bancorporation Inc._
       $.33 per share                                                                             (15,066)                 (15,066)
    Pooled companies prior to acquisition                                                          (1,895)                  (1,895)
Issuance of common stock
    Acquisition of Wedge Bank                     969,954        4,850                  1,649       7,314                   13,813
    Employee incentive plans                       47,634          232                     82                      38          352
    Convertible notes                             331,075        1,655                  6,935                                8,590
Net fair value adjustment for
  available-for-sale securities                                                                     6,231                    6,231
Purchase of treasury stock                       (672,500)                                                    (24,358)     (24,358)
Pre-merger transactions of pooled companies                                               467                                  467
                                               ----------     --------    -------    --------    --------    --------   ----------
BALANCE AT MARCH 31, 1995                      52,749,516     $267,573    $12,153    $176,011    $843,710    $(27,274)  $1,272,173
                                               ==========     ========    =======    ========    ========    ========   ==========


                              MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES

                                                                           CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                                                    (THOUSANDS)

                                                                                        THREE MONTHS ENDED
                                                                                             MARCH 31
                                                                                     1995                1994
                                                                                     ----                ----
       OPERATING ACTIVITIES
        Net income                                                                 $  49,703         $   45,595
        Adjustments to reconcile net income to net cash
         provided by operating activities
          Provision for possible loan losses                                          13,975              8,879
          Depreciation and amortization                                                7,808              7,900
          Provision for deferred income taxes                                         (2,403)              (561)
          Net change in trading securities                                             2,757              9,113
          Net change in loans held-for-sale                                          (29,927)            50,521
          Net change in accrued interest receivable                                      (64)             2,260
          Net change in accrued interest payable                                       5,465             (2,069)
          Net change in accrued taxes payable                                         26,041             27,195
          Other, net                                                                   4,816             27,207
                                                                                   ---------         ----------
           Net Cash Provided by Operating Activities                                  78,171            176,040

       INVESTING ACTIVITIES
        Investments in debt and equity securities, other than
         trading securities
          Purchases                                                                 (238,341)          (595,043)
          Proceeds from maturities                                                   306,699            482,239
          Proceeds from sales of:
           Available-for-sale securities                                               1,190             13,881
           Securities from acquired entities                                              -              73,914
        Net change in loans and leases                                              (259,300)          (228,508)
        Purchases of loans and leases                                                (48,289)           (20,063)
        Proceeds from sales of loans and leases                                       21,713             67,471
        Purchases of premises and equipment                                          (13,419)            (8,733)
        Proceeds from sales of premises and equipment                                    692                385
        Proceeds from sales of foreclosed property                                     3,687              6,482
        Cash and cash equivalents from acquisitions, net of cash paid                  7,968                 -
        Other, net                                                                     3,543              4,048
                                                                                   ---------         ----------
           Net Cash Used by Investing Activities                                    (213,857)          (203,927)

       FINANCING ACTIVITIES
        Net change in non-interest bearing, savings, interest bearing demand
         and money market deposit accounts                                          (362,302)          (243,031)
        Net change in time certificates of deposit under $100,000                    124,317           (116,346)
        Net change in time certificates of deposit $100,000 and over                 110,576             19,417
        Net change in other time deposits                                             98,228              1,313
        Net change in foreign deposits                                                20,364             22,682
        Net change in short-term borrowings                                          (39,788)            (6,667)
        Issuance of bank notes                                                       150,000                 -
        Issuance of long-term debt                                                     1,330             75,000
        Principal payments on long-term debt                                            (804)           (54,846)
        Cash dividends paid                                                          (19,958)           (13,082)
        Proceeds from issuance of common stock                                           352              1,195
        Purchase of treasury stock                                                   (24,358)                -
        Other, net                                                                        -              (4,156)
                                                                                   ---------         ----------
           Net Cash Provided (Used) by Financing Activities                           57,957           (318,521)
                                                                                   ---------         ----------
       DECREASE IN CASH AND CASH EQUIVALENTS                                         (77,729)          (346,408)

       CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                              928,140          1,148,649
                                                                                   ---------         ----------
       CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $ 850,411         $  802,241
                                                                                   =========         ==========


                                          MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES

Note A -- Basis of Presentation

     Effective May 1, 1995, Mercantile Bancorporation Inc. ("Corporation") acquired Central Mortgage Bancshares, Inc. ("Central Mortgage") and TCBankshares, Inc. ("TCBankshares"). Both transactions are accounted for as poolings-of-interests. These Unaudited Supplemental Interim Consolidated Financial Statements restate the Corporation's historical interim consolidated financial statements as of and for the three month periods ended March 31, 1995 and 1994 to reflect the Central Mortgage and TCBankshares transactions.

     The Unaudited Interim Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:
               Not Applicable

     (b)  PRO FORMA FINANCIAL INFORMATION:
               Not Applicable

     (c)  EXHIBITS:

          (23)  Consent of KPMG Peat Marwick LLP

          (27)  Financial Data Schedules

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERCANTILE BANCORPORATION INC.


Dated as of May 31, 1995      By /s/ MICHAEL T. NORMILE
                                 Michael T. Normile
                                 Senior Vice President Finance and Control

                                       EXHIBIT INDEX



(23)      Consent of KPMG Peat Marwick LLP.

(27)      Financial Data Schedules.